As filed with the Securities and Exchange Commission on December 10, 2003.

                                                      Registration No. 333-90483

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                        Post-Effective Amendment No. 6 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                     Morgan Stanley Spectrum Commodity L.P.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                      6799                   13-3968008
      (State or Other           (Primary Standard          (I.R.S. Employer
      Jurisdiction of               Industrial            Identification No.)
     Incorporation or         Classification Number)
       Organization)
                               ------------------
                                                     Jeffrey A. Rothman
        Managed Futures Department,            DEMETER MANAGEMENT CORPORATION
             825 Third Avenue,                        825 Third Avenue,
                 9th Floor                                9th Floor
         New York, New York 10022                 New York, New York 10022
              (212) 310-6444                           (212) 310-6444
  (Name and address, including zip code,      (Address, including zip code, and
telephone number, including area code, of   and telephone number, including area
registrant's principal executive offices)        code, of agent for service)

                               ------------------
                          Copies of communications to:
       Edwin L. Lyon, Esq.                         Carl E. Stetz, Esq.
 Cadwalader Wickersham & Taft LLP                Morgan Stanley DW Inc.
 1201 F Street, N.W., Suite 1100         1221 Avenue of the Americas, 5th Floor
      Washington, D.C. 20004                    New York, New York 10020
          (202) 862-2200                             (212) 762-7825

                               ------------------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      This Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (Reg. No. 333-90483) (the "Registration Statement") of Morgan Stanley Spectrum Commodity L.P. (the "Registrant") consists of a cover page, this page, and a signature page.

      The Registrant originally offered 7,000,000 Units of Limited Partnership Interests ("Units") on a "best efforts" basis through a prospectus dated March 6, 2000. Units were issued and sold at monthly closings held as of the last day of each month at a price per Unit equal to the "Net Asset Value" thereof. Effective December 31, 2002, the Registrant terminated trading and commenced dissolution pursuant to its limited partnership agreement.

      The aggregate results of the Units sold are summarized in the following table:

                 Total Units Sold        Proceeds in Dollars
                  in All Closings         From All Closings
                  ---------------         -----------------

                   5,022,039.487             $46,791,947

      Accordingly, pursuant to Item 512(a)(3) of Regulation S-K and undertaking
(4) in Item 17 of the Registration Statement, the Registrant hereby deregisters the 6,173,454.145 Units that were not sold in the public offering and which remain registered under the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and State of New York, on the 10th day of December, 2003.

                                   Morgan Stanley Spectrum  L.P.

                                   By: DEMETER MANAGEMENT CORPORATION,
                                       General Partner

                                   By: /s/ Jeffrey A. Rothman
                                       ----------------------------------------
                                           Jeffrey A. Rothman, President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                     Title                 Date
            ---------                     -----                 ----

DEMETER MANAGEMENT CORPORATION     General Partner

    /s/ Jeffrey A. Rothman         Chairman of the Board     December 10, 2003
    ----------------------------      and President of
         Jeffrey A. Rothman           the General Partner

    /s/ Richard A. Beech           Director of the           December 10, 2003
    ----------------------------      General Partner
          Richard A. Beech

    /s/ Raymond A. Harris          Director of the           December 10, 2003
    ----------------------------      General Partner
          Raymond A. Harris

    /s/ Frank Zafran               Director of the           December 10, 2003
    ----------------------------      General Partner
            Frank Zafran

    /s/ Douglas J. Ketterer        Director of the           December 10, 2003
    ----------------------------      General Partner
         Douglas J. Ketterer

    /s/ Jeffrey S. Swartz          Director of the           December 10, 2003
    ----------------------------      General Partner
          Jeffrey S. Swartz

    /s/ Jeffrey D. Hahn            Chief Financial and       December 10, 2003
    ----------------------------      Principal
           Jeffrey D. Hahn            Accounting Officer
                                      and Director of
                                      the General Partner